AMENDED AND RESTATED FINANCIAL AGENT AGREEMENT

         THIS AGREEMENT made and concluded as of this 19th day of November, 1997 by and between Phoenix Equity Planning Corporation, a Connecticut corporation having a place of business located at 100 Bright Meadow Boulevard, Enfield, Connecticut (the "Financial Agent") and each of the undersigned mutual funds (hereinafter collectively and singularly referred to as the "Trust").


WITNESSETH THAT:

         1. Financial Agent shall keep the books of the Trust and compute the daily net asset value of shares of the Trust in accordance with instructions received from time to time from the Board of Trustees of the Trust; which instructions shall be certified to Financial Agent by the Trust's Secretary. Financial Agent shall report such net asset value so determined to the Trust and shall perform such other services as may be requested from time to time by the Trust as are reasonably incidental to Financial Agent's duties hereunder.


         2. Financial Agent shall be obligated to maintain, for the periods and in the places required by Rule 31a-2 under the Investment Company Act of 1940, as amended, those books and records maintained by Financial Agent. Such books and records are the property of the Trust and shall be surrendered promptly to the Trust upon its request. Furthermore, such books and records shall be open to inspection and audit at reasonable times by officers and auditors of the Trust.


         3. As compensation for its services hereunder during any fiscal year of the Trust, Financial Agent shall receive, within eight days after the end of each month, a fee as specified in Schedule A.


         4. Financial Agent shall not be liable for anything done or omitted by it in the exercise of due care in discharging its duties specifically described hereunder and shall be answerable and accountable only for its own acts and omissions and not for those of any agent employed by it nor for those of any bank, trust company, broker, depository, correspondent or other person. Financial Agent shall be protected in acting upon any instruction, notice, request, consent, certificate, resolution, or other instrument or paper believed by Financial Agent to be genuine, and to have been properly executed, and shall, unless otherwise specifically provided herein, be entitled to receive as conclusive proof of any fact or matter required to be ascertained by Financial Agent hereunder a certificate signed by the Secretary of the Trust. Financial Agent shall be entitled, with respect to questions of law relating to its duties hereunder, to advice of counsel (which may be counsel for the Trust) and, with respect to anything done or omitted by it in good faith hereunder in conformity with the advice of or based upon an opinion of counsel, to be held harmless by the Trust from all claims of loss or damage. Nothing herein shall protect Financial Agent against any liability to the Trust or to its respective shareholders to which Financial Agent would otherwise be subject by reason of its willful misfeasance, bad faith, gross negligence or reckless disregard of its duties hereunder. Except as provided in this paragraph, Financial Agent shall not be entitled to any indemnification by the Trust.


         5. Subject to prior approval of the Board of Trustees of the Trust, Financial Agent may appoint one or more sub-financial agents to perform any of the functions and services which are to be provided under the terms of this Agreement upon such terms and conditions as may be mutually agreed upon by the Trust, Financial Agent and such sub-financial agent.


         6. This Agreement shall continue in effect only so long as (a) such continuance is specifically approved at least annually by the Board of Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Trust, and (b) the terms and any renewal of such Agreement have been approved by the vote of a majority of the trustees of the Trust who are not parties to this Agreement or interested persons, as that term is defined in the Investment Company Act of 1940, as amended, of any such party, cast in person at a meeting called for the purpose of voting on such approval. A "majority of the outstanding voting securities of the Trust" shall have, for all purposes of this Agreement, the meaning provided therefor in said Investment Company Act.


         7. Either party may terminate the within Agreement by tendering written notice to the other, whereupon Financial Agent will be relieved of the duties described herein. This Agreement shall immediately terminate in the event of its assignment, as that term is defined in said Investment Company Act.


         8. Additional funds may become party to this Agreement by notifying the Financial Agent in writing, and if the Financial agent agrees in writing to provide its services, such fund shall become a Trust subject to the terms of the Agreement. Such notification shall include a revised Schedule A reflecting the new fund(s) as added to the appropriate fund classification(s).

         9. This Agreement shall be construed and the rights and obligations of the parties hereunder enforced in accordance with the laws of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.

                                         PHOENIX CALIFORNIA TAX EXEMPT
                                            BONDS, INC.
                                         PHOENIX EQUITY SERIES FUND
                                         PHOENIX INCOME AND GROWTH FUND
                                         PHOENIX INVESTMENT TRUST 97
                                         PHOENIX MULTI-PORTFOLIO FUND
                                         PHOENIX MULTI-SECTOR FIXED
                                            INCOME FUND, INC.
                                         PHOENIX MULTI-SECTOR SHORT
                                            TERM BOND FUND
                                         PHOENIX SERIES FUND
                                         PHOENIX STRATEGIC ALLOCATION
                                            FUND, INC.
                                         PHOENIX STRATEGIC EQUITY SERIES FUND
                                         PHOENIX WORLDWIDE OPPORTUNITIES FUND



                                         By: /s/ Michael E. Haylon
                                             --------------------------------
                                             Michael E. Haylon
                                             Executive Vice President


                                         PHOENIX EQUITY PLANNING
                                         CORPORATION


                                         By: /s/ Philip R. McLoughlin
                                             --------------------------------
                                             Philip R. McLoughlin
                                             President

                                   SCHEDULE A

                                  FEE SCHEDULE

                 FEE INFORMATION FOR SERVICES AS FINANCIAL AGENT

         Annual Financial Agent Fees shall be based on the following formula:

         (1) An incremental schedule applies as follows:

         Up to $100 million:                         5 basis points on average daily net assets
         $100 million to $300 million:               4 basis points on average daily net assets
         $300 million through $500 million:          3 basis points on average daily net assets
         Greater than $500 million:                  1.5 basis points on average daily net assets

         A minimum fee will apply as follows:

                  Money Market              $35,000
                  Equity                    $50,000
                  Balanced                  $60,000
                  Fixed Income              $70,000
                  International             $70,000
                  REIT                      $70,000

         (2) An additional charge of $12,000 applies for each additional class of shares above one, over and above the minimum asset-based fee previously noted.

         The following tables indicates the classification and effective date for each of the applicable fund/series/portfolio:

         Classification           Series Name
         --------------           -----------

         Money Market             Phoenix Money Market Fund Series

         Equity                   Phoenix Aggressive Growth Fund Series
                                  Phoenix Core Equity Fund
                                  Phoenix Equity Opportunities Fund
                                  Phoenix Growth and Income Fund
                                  Phoenix Growth Fund Series
                                  Phoenix Micro Cap Fund
                                  Phoenix Mid Cap Portfolio
                                  Phoenix Small Cap Fund
                                  Phoenix Small Cap Value Fund
                                  Phoenix Strategic Theme Fund
                                  Phoenix Value Equity Fund

         Classification           Series Name
         --------------           -----------

         Balanced                 Phoenix Balanced Fund Series
                                  Phoenix Convertible Fund Series
                                  Phoenix Income and Growth Fund
                                  Phoenix Strategic Allocation Fund, Inc.

         Fixed Income             Phoenix California Tax Exempt Bonds, Inc.
                                  Phoenix Strategic Income Fund
                                  Phoenix Emerging Markets Bond Portfolio
                                  Phoenix High Yield Fund Series
                                  Phoenix Multi-Sector Fixed Income Fund, Inc.
                                  Phoenix Multi-Sector Short Term Bond Fund
                                  Phoenix Tax-Exempt Bond Portfolio
                                  Phoenix U.S. Government Securities Fund Series

         International            Phoenix International Portfolio
                                  Phoenix Worldwide Opportunities Fund

         REIT                     Phoenix Real Estate Securities Portfolio